UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
PRAXAIR
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

39 OLD RIDGEBURY ROAD, DANBURY, CT 06810-5113

EMPLOYEE SHAREHOLDERS: YOUR PROXY VOTE IS IMPORTANT!

        Praxair shareholders are being asked to vote on four proposals in 2004. These proposals are contained in the proxy materials for Praxair's annual meeting of shareholders to be held on April 27, 2004. Praxair's board of directors believes that the proposals being presented are in the best interest of the company and its shareholders, and recommends that shareholders vote "FOR" all of the proposals.

        If you have not already done so, please take the time to vote your proxy today.

        Your shares cannot be voted unless you give your specific instruction by voting using the internet, the telephone or by signing, dating and returning your proxy card in the return envelope enclosed with your proxy material mailing.

        All Praxair shareholders should have received the proxy materials by now. Shareholders who elected to view the Notice of Meeting, Proxy Statement and Annual Report on the internet should have received a separate letter providing instructions as to where these materials are located for viewing and downloading.

        As a reminder for all shareholders, these materials can be found at:

2003 Annual Report: www.praxair.com/annualreport
2004 Notice of Meeting and Proxy Statement: www.praxair.com/proxy

        If you have questions, contact Mark Lyon at (203) 837-2264 or by e-mail.